Exhibit 3

BY-LAWS of ONEOK, Inc.

(An Oklahoma Corporation)

ARTICLE I - OFFICES

Section 1.01 Principal Office. The principal office for the transaction of the business of the Corporation shall be located at 100 West Fifth Street, Tulsa, Oklahoma 74103. The Board of Directors (hereinafter called the “Board”) is hereby granted full power and authority to change said principal office from one location to another.

Section 1.02 Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Oklahoma, as the Board may from time to time determine or as the business of the Corporation may require.

ARTICLE II - MEETINGS OF SHAREHOLDERS

Section 2.01 Annual Meetings. An annual meeting of the shareholders for the election of directors and for the transaction of such other proper business as may come before such meetings may be held at such date, time and place as the Board shall determine by resolution.

Section 2.02 Special Meetings. Special meetings of the shareholders may be called at any time by a majority of the whole Board. Shareholders may not call special meetings. At any special meeting of the shareholders, no business shall be transacted and no corporate action shall be taken other than as stated in the notice of meeting.

Section 2.03 Place of Special Meetings. All special meetings of the shareholders shall be held at such places, within or without the State of Oklahoma, as may be designated by the person or persons calling the respective meeting and specified in the respective notices or waivers of notice, thereof, otherwise, the meeting shall be held at the principal offices of the Corporation.

Section 2.04 Notice of Meetings. (a) Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

(b) Unless otherwise provided for in the Oklahoma General Corporation Act or in the Certificate of Incorporation, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each shareholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears on the records of the Corporation. An affidavit of the secretary or an assistant secretary or of the stock transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c) Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall have waived such notice and such notice shall be deemed waived by any shareholder who shall have submitted a written waiver of notice or who shall have attended such meeting in person or by proxy, except a shareholder who shall have attended such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(d) Notice of any adjourned meeting of the shareholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken, provided, however, that when the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 2.05 Quorum. Subject to the provisions of the Oklahoma General Corporation Act or the Certificate of Incorporation, a majority of the shares of stock of the Corporation entitled to vote, the holders of which shall be present in person or represented by proxy, shall constitute a quorum for, and the votes that shall be necessary for the transaction of any business at any meeting of the shareholders of the Corporation or any adjournment thereof. In the absence of a quorum at any meeting or any adjournment thereof, the holders of a majority of the shares entitled to vote thereat who are present in person or by proxy or, if none of the holders of any shares entitled to vote thereat are present, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.06 Voting. (a) Each shareholder shall, at each meeting of the shareholders, be entitled to vote in person, or by proxy, each share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by such shareholder and registered in such shareholder’s name on the books of the Corporation:

(i) on the date fixed pursuant to 2.07 of the By-laws as the record date for the determination of shareholders entitled to notice of and to vote at such meeting, or

(ii) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of the meeting shall be given or if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which meeting shall be held.

(b) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of Directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless the transfer by the pledgor on the books of the Corporation shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the pledgees proxy, may represent such stock and vote thereon. Shares having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Act of the State of Oklahoma.

(c) A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for the shareholder by proxy, but no proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The following shall constitute a valid means by which a shareholder may grant such authority:

(i) by executing a writing authorizing another person or persons to act for him or her as proxy. Execution may be accomplished by the shareholder or the shareholder’s authorized officer, director, employee, or agent signing the writing or causing his or her signature to be affixed to the writing by any reasonable means including, but not limited to, by facsimile signature; or

(ii) by authorizing another person or persons to act for him or her as proxy by transmitting or authorizing transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive the transmission; provided, that any telegram, cablegram, or other means of electronic transmission must either set forth, or be submitted with information from which it can be determined, that the telegram, cablegram, or other electronic transmission was authorized by the shareholder. If it is determined that telegrams, cablegrams, or other electronic transmissions are valid, the inspectors or, if there are no inspectors, any other person making that determination shall specify the information upon which they relied.

Any copy, facsimile telecommunication, or other reliable reproduction of the writing or transmission created pursuant to this subsection may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, that the copy, facsimile telecommunication, or other reproduction shall be a complete reproduction of the entire original writing transmission.

(d) The attendance at any meeting by a shareholder who may theretofore have given a proxy shall not have the effect of revoking the same unless the shareholder shall in writing so notify the secretary of the meeting prior to the voting of a proxy.

(e) At any meeting of the shareholders, all matters, except as otherwise provided in the Certificate of Incorporation, in these By-laws or by law, and except for the election of Directors, shall be decided by the vote of the holders of shares representing a majority of the voting power of the shareholders present in person or by proxy and entitled to vote thereat and thereon, provided that a quorum is present. Election of directors at any meeting of the shareholders shall be by a plurality of the votes of the shares present in person or by proxy and entitled to vote on the election of Directors, provided that a quorum is present. The vote at any meeting of the shareholders on any matter need not be by written ballot, except election of Directors, unless so directed by the Chairman of the meeting. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by the shareholder’s proxy, if there be such a proxy, and it shall state the number of shares voted.

Section 2.07 Fixing Date for Determination of Shareholders of Record. In order that the Corporation may determine the shareholders entitled to notice of, or to vote at any meeting of shareholders or any adjournment thereof, the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders shall apply to any adjournment of such meeting; provided however, that the Board may fix a new record date for the adjourned meeting. In order that the Corporation may determine shareholders entitled to receive payment of any dividend or other distribution, or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior such action, unless otherwise provided by the Certificate of Incorporation. If, in any case involving the determination of shareholders for any purpose other than notice of or voting at a meeting of shareholders, the Board shall not fix a record date, the record date for determining shareholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto.

Section 2.08 List of Shareholders. The Secretary of the Corporation shall cause to be prepared and made, at least 10 days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at the place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the entire duration thereof, and may be inspected by any shareholder who is present for any purpose germane to the meeting.

Section 2.09 Chairman and Secretary of the Meeting. Meetings of the shareholders shall be presided over by the Chairman of the Board or, in his absence, by the next senior officer of the Corporation present. If no senior officers are present, the meeting of shareholders shall be presided over by a Chairman to be chosen by the shareholders. The Secretary of the Corporation, or in such officer’s absence, an Assistant Secretary, shall act as Secretary of the Meeting, but if none are present, the Chairman of the meeting shall appoint a Secretary of the meeting.

Section 2.10 Inspectors. If at any meeting of the shareholders a vote by written ballot shall be taken on any question, the Chairman of the meeting may appoint an inspector or inspectors to act with respect to such vote. Each inspector so appointed shall first subscribe an oath faithfully to execute the duties of an inspector at such meeting with strict impartiality and according to the best of such inspector’s ability. Such inspectors shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and when the voting is completed shall ascertain and report the number of shares voted respectively for and against the question. Reports of the inspectors shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. The inspectors need not be shareholders of the Corporation, and any officer of the Corporation may be an inspector on any question other than a vote for or against a proposal in which such officer shall have a material interest.

Section 2.11 Conduct of Meetings. (a) At a meeting of the shareholders, only such business shall be proper as shall be brought before the meeting: (i) pursuant to the Corporation’s notice of meeting; (ii) by or at the discretion of the Board of Directors of the Corporation; or (iii) by any shareholder of the Corporation who is a shareholder of record at the time of giving the notice provided for herein, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth herein.

(b) For business to be properly brought before a meeting by a shareholder pursuant to clause (iii) above, the shareholder must have given timely notice thereof in writing to the Secretary. To be timely as to an annual meeting of shareholders, a shareholder’s notice must be received at the principal executive office of the Corporation not less than 120 calendar days before the date of the Corporation’s proxy statement released to shareholders in connection with the previous year’s annual meeting; provided however, that if the date of the meeting is changed by more than 30 days from the date of the previous year’s meeting, notice by shareholder to be timely must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed to shareholders or public disclosure of such date was made. To be timely as to a special meeting of shareholders, a shareholder notice must be received not later than the call of the meeting as provided for in Section 2 of this Article II. Such shareholder notice shall be set forth as to each matter the shareholder proposed to bring before the meeting: (1) a brief description of and the reasons for proposing such matter at the meeting; (2) the name and address, as they appear on the Corporation’s books, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; (3) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder of record and by the beneficial owner, if any, on whose behalf the proposal is made; and (4) any material interest of such shareholder of record and the beneficial owner, if any, on whose behalf the proposal is made, in such proposal.

(c) Notwithstanding anything in these By-laws to the contrary, no business shall be proper at a meeting unless brought before it in accordance with the procedures set forth herein. Further, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth herein.

(d) The Chairman of the Board of the Corporation or the individual designated as chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures proscribed herein, and if the chairman should so determine, that any such business not properly brought before the meeting shall not be transacted.

(e) Notwithstanding anything provided herein to the contrary, the procedures for submission of shareholder proposals have not expended, altered or affected in any manner, whatever rights or limitations may exist regarding the ability of a shareholder of the Corporation to submit a proposal for consideration by shareholders of the Corporation under Oklahoma or federal law.

ARTICLE III - BOARD OF DIRECTORS

Section 3.01 General Powers. The property, business, and affairs of the Corporation shall be managed by and under the direction of the Board, except as may be otherwise provided for in the Oklahoma General Corporation Act or in the Certificate of Incorporation.

Section 3.02 Number. The number of Directors of the Corporation shall not be less than nine nor more than thirty-one persons and shall be fixed from time to time by resolution of the Board.

Section 3.03 Election of Directors. (a) The Directors shall be divided into three classes (A, B, and C), as nearly equally in number as possible. The initial term of office for members of Class A shall expire at the annual meeting of shareholders in January, 1998; the initial term of office for members of Class B shall expire at the next annual meeting of shareholders; and the initial term of office for members of Class C shall expire at the following annual meeting of shareholders. At each annual meeting of shareholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, and shall continue to hold office until their respective successors are elected and qualified.

(b) In the event of any increase in the number of Directors fixed by the Board of Directors, the additional Directors shall be so classified that all classes of Directors have as nearly equal number of Directors as may be possible. In the event of any decrease in the number of Directors of the Corporation, all classes of Directors shall be decreased as nearly equally as possible.

(c) A person shall retire from the Board upon such person’s 73rd birthday.

(d) Only persons nominated in accordance with the procedures set forth in this Section shall be eligible for election as Directors. Nominations of persons for election to the Board may be made at a meeting of shareholders (i) by or at the direction of the Board or a Committee thereof, or (ii) by any shareholder of the Corporation entitled to vote for the election of Directors at such meeting who complies with the notice procedures set forth in this subsection (d). Such nominations, other than those made by or at the direction of the Board or a Committee thereof, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the date of a meeting; provided, however, that if fewer than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of such meeting was mailed or (ii) the day on which such public disclosure was made.

(e) A shareholder’s notice to the Secretary shall set forth (i) as to each person whom the shareholder proposes to nominate for election as a Director: (a) the name, age, business address, and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation which are beneficially owned by such person on the date of such shareholder’s notice, and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (ii) as to the shareholder giving the notice: (a) the name and address, as they appear on the Corporation’s books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees, and (b) the class and number of shares of the Corporation which are beneficially owned by such shareholder on the date of such shareholder’s notice and by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder’s notice. No person shall be eligible as a Director of the Corporation unless nominated in accordance with the procedures set forth in subsections (d) and (e). The presiding officer of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by the By-laws, and if the presiding officer should so determine, the presiding officer shall so declare to the meeting and the defective nomination shall be disregarded.

Section 3.04 Resignations. Any Director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.05 Chairman of the Board Emeritus. The Board of Directors of the Corporation may from time to time designate a person as Chairman of the Board Emeritus in recognition of such person’s long and faithful service to the Corporation and its Board of Directors. The Chairman of the Board Emeritus shall be an honorary officer of the Board and shall serve at the pleasure of the Board of Directors.

Section 3.06 Advisory Directors. (a) The Chairman of the Board may from time to time designate persons as Advisory Directors who shall be available to advise and consult with the Chairman of the Board and the Board of Directors and shall serve in such capacity at the pleasure of the Chairman of the Board. Any person so designated as an Advisory Director may be invited to attend any meeting of the Board or any meeting of a Committee of the Board by the Chairman of the Board without further action of the Board.

(b) The compensation to be received by Advisory Directors shall be established from time to time by the Board of Directors.

(c) The business of the Corporation shall remain solely under the direction of the Board and any person designated as an Advisory Director shall be a non-voting member, and shall not by virtue of their designation as Advisory Directors or by virtue of their providing advise or consultation to the Corporation be deemed to have undertaken any duty to the Corporation or its shareholders.

(d) Any person designated as an Advisory Director by the Board shall not have any liability to the Corporation and its shareholders. If, notwithstanding the foregoing, a claim should ever be asserted against any such Advisory Director by or on behalf of the Corporation or any shareholders or otherwise, the Advisory Director shall be entitled to the protection of Article VIII of the By-laws of this Corporation, and to the protection of any other indemnification or limitation of liability provisions that may exist from time to time with respect to members of the Board, either in the Certificate of Incorporation, By-laws, minutes, agreements or other documents of the Corporation or applicable law.

(e) The Chairman of the Board or the Board of Directors may terminate the status of a person as an Advisory Director at any time without any liability or obligation to such person except that any indemnification provided to such person at the time of such termination shall continue for the benefit of such person.

(f) The Corporation may enter into a contract with any person who is designated as an Advisory Director with such terms and condition as may be approved by the Chairman of the Board.

Section 3.07 Vacancies and Removal. (a) Newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by the affirmative vote of a majority of the Directors then in office, though less than a quorum, or by the sole remaining Director, or by the shareholders at their next annual meeting, or at any special meeting of shareholders called for that purpose. Each Director so chosen shall hold office until the expiration of such term of the Director, if any, whom such person has been chosen to succeed, or, if none, until the expiration of the term of the class assigned to the additional directorship to which such person has been elected, or until such person’s earlier death, resignation, retirement, or removal. No decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director.

(b) Any Director or the entire Board may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting interest of all outstanding voting stock.

Section 3.08 Place of Meeting, etc. The Board may hold any of its meetings at such place or places within or without the State of Oklahoma as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting. Directors may participate in any regular or special meeting of the Board or any meeting of a committee designated by such Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in such meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.09 First Meeting. The Board shall meet as soon as practicable after each annual election of Directors and notice of such first meeting shall not be required.

Section 3.10 Regular Meetings. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

Section 3.11 Special Meetings. (a) Special meetings of the Board may be called at any time by the Chairman of the Board or the President, or by any three Directors, to be held at the principal office of the Corporation, or at such other place or places, within or without the State of Oklahoma, as the person or persons calling the meeting may designate. Unless otherwise indicated in the notice thereof, any and all business, other than approval of contracts with another corporation or party (or subsidiary thereof) owning a majority of the stock of the Corporation and actions taken with respect to salaries, compensation, and other payments to be paid to, or contracts made with, a Director or executive officer, may be transacted at any special meeting. At any meeting at which all Directors shall be present, even though without any notice, any business may be transacted.

(b) Notice of all special meetings of the Board shall be given by the Secretary or by the person or persons calling the meeting to each Director by mailing a copy thereof at least four days before the meeting or by two days, service of the same by telegram, cable, or wireless, or personally. If the Chairman, or the President, or three of the Directors determine that a special meeting of the Board on short notice is necessary, then notice may be given by telephone, telegraph or facsimile transmission not less than four hours in advance of the time when a meeting shall be held. Such notice may be waived by any Director and any meeting shall be a legal meeting without notice having been given if all the Directors shall be present thereat or if those not present shall, either before or after the meeting sign a written waiver of notice of, or a consent to, such meeting or shall, after the meeting, sign the approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or be made a part of the minutes of the meeting.

Section 3.12 Quorum and Manner of Acting. Except as otherwise provided in the Certificate of Incorporation, the By-laws, or by law, the presence of seven (7) or one-third, whichever is greater, of the authorized number of Directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the Directors present. In the absence of a quorum, a majority of Directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

Section 3.13 Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or such committee.

Section 3.14 Compensation. All salaries and compensation paid by the Corporation to its Directors shall be fixed from tire to time by the Board of Directors at a regular meeting of the Board to be held as provided by the By-laws, and any payment of any kind or character to any Director of the Corporation or any contract made with such Director or executive officer must be approved by a majority of the whole Board of Directors at a regular meeting of the Board, before such payment is made or contract executed.

Section 3.15 Committees. (a) The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have any power or authority to:

(i) approve, adopt, or recommend to the shareholders any action or matter expressly required by the Oklahoma General Corporation Act to be submitted to shareholders for approval; or

(ii) adopt, amend, or repeal any bylaw of the Corporation.

Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board.

(b) Except as may otherwise be ordered by the Board of Directors, the Chairman of the Board shall appoint the members of all special or other committees of the Board. The Chairman of the Board shall be an ex-officio member of all standing committees, except the executive compensation committee, and shall be the Chairman of any executive committee of the Board.

(c) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at a meeting in the place of any such absent or disqualified member.

Section 3.16 Officers of the Board. The Chairman of the Board, or in the absence of the Chairman of the Board, the President, or in the President’s absence, any other officer of the Corporation who is a Director, shall preside at all meetings of the Board, or in the absence of any such officers, a temporary chairman elected by the Directors present at the meeting.

Section 3.17 Interested Directors. (a) No Director shall vote on a question in which such Director is interested, except the election of the Chairman of the Board of Directors, a President, or other officer or members of any Committee of the Board, but in the absence of fraud, no contract or other transaction of the Corporation shall be affected or invalidated in any way by the fact that any of the Directors of the Corporation are in any way interested in or connected with any other party to such contract or transaction, or are themselves parties to such contract or transaction, provided that such interest or connection shall be fully disclosed or otherwise be known to the Board of Directors at the meeting of said Board at which such contract or transaction is authorized or confirmed, provided further that the contract or transaction is fair as to the Corporation at the time authorized or confirmed by the Board, and provided further that at the meeting of the Board at which such contract or transaction is to be authorized or confirmed, a quorum be present which may include common or interested Directors for purposes of determining the presence of a quorum, and the Board in good faith authorizes or confirms such contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum. Any Director may vote upon any contract or other transaction between the Corporation and any subsidiary, notwithstanding that such Director may also be a member of the board of directors of such subsidiary. The mere ownership of stock in another corporation by a Director shall not disqualify such Director to vote in respect of any transaction between the Corporation and such other corporation, provided the other provisions of this Section are complied with.

(b) No contract or other transaction between the Corporation and any other corporation shall be affected by the fact that any of the Directors of the Corporation are interested in or are directors or officers of such other corporation, if such contract or transaction be made, authorized, or confirmed by the Board in the manner provided in the preceding paragraph, or by any committee of the Corporation having the requisite authority, by vote of a majority of the members of such committee not so interested; and any Director individually may be a party to or may be interested in any contract or transaction of the Corporation, provided that such contract or transaction shall be approved or ratified by the Board or by any Committee of the Corporation having the requisite authority, in the manner herein set forth.

(c) The Board of Directors, in its discretion, may submit any contract or act of the Corporation or of the Board for approval or ratification at any annual meeting of the shareholders, or at any special meeting of shareholders, the notice of which shall state that it is called for the purpose, or in part for the purpose, of considering any such act or contract, and any such contract or act that shall be approved or be ratified by the vote of the holders of a majority in voting interest of the shares of stock of the Corporation entitled to vote thereat, shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved and ratified by every shareholder of the Corporation.

(d) Any Director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary corporation without regard to the fact that such person is also a Director of such subsidiary corporation.

(e) No contract or agreement between the Corporation and any other corporation or party which owns a majority of the capital stock of the Corporation or any subsidiary of any such other corporation shall be made or entered into without the affirmative vote of a majority of the whole Board at a regular meeting of the Board.

(f) Notwithstanding anything to the contrary in the foregoing paragraphs of this Section, in the case of contracts, transactions, and acts of the Corporation, of the Board of Directors, or of committees thereof that require shareholder and/or Director approval under any provision of the Certificate of Incorporation or of law by a higher proportion of the voting power of the outstanding voting stock than a majority of a quorum of the shareholders or approval by the Independent Directors as defined and required by the Certificate of Incorporation, ratification by the shareholders and/or approval by the Independent Directors of such contracts, transactions, and acts shall require the affirmative vote of such higher proportion of such voting power and/or approval by the Independent Directors, and any contract, transaction, act, or agreement referred to in the foregoing paragraphs shall be subject to any such applicable provisions of the Certificate of Incorporation or of law.

ARTICLE IV - OFFICERS

Section 4.01 Officers. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, such other officers as may be elected, from time to time, by the Board, and such other officers as may be appointed by the Board pursuant to 4.03 of the By-laws. One of the officers of the Corporation shall be designated by the Board of Directors as the Chief Executive Officer of the Corporation. Officers shall have such powers and duties as are permitted or required by law and as may be specified by or in accordance with resolutions of the Board. In the absence of any contrary determination by the Board, the person designated as the Chief Executive Officer, shall, subject to the power and authority of the Board, have general supervision, direction, and control of the officers (except the Chairman of the Board), employees, business, and affairs of the Corporation and shall have the right to remove any officer of the Corporation. One person may hold two or more offices, except that the Secretary may not also hold the office of President. Except where otherwise expressly provided in a written contract duly authorized by the Board, all officers, agents, and employees shall be subject to removal at any time by the affirmative vote of a majority of the Directors, and all officers, agents, and employees other than officers elected or appointed by the Board shall also be subject to removal at any time by the officer with supervisory responsibility over them.

Section 4.02 Election. The officers of the Corporation, except such officers as may be appointed pursuant to Sections 4.04 or 4.06 of the By-laws, shall be chosen annually by the Board, and each person shall hold office until such person shall resign or be removed or otherwise disqualified to serve, or such person’s successor shall be elected and qualified.

Section 4.03 Election of Chief Executive Officer. The Chief Executive Officer of the Corporation shall be designated by the affirmative vote of at least 80% of the Directors and shall hold such designation until such person shall resign or be removed or otherwise disqualified to serve, or such person’s successor shall be designated, in accordance with this Section 4.03.

Section 4.04 Subordinate Officers, etc. The Board may appoint such other officers as the business of the Corporation may require, each of whom shall have such authority and perform such duties as are provided in the By-laws or as the Board may from time to time specify, and shall hold office until such person shall resign or shall be removed or otherwise disqualified to serve.

Section 4.05 Removal and Resignation. (a) Any officer may be removed, either with or without cause, by a majority of the Directors in office at the time, at any regular or special meeting of the Board, or except in case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

(b) Any officer may resign at any time by giving written notice to the Board, the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.06 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, shall be filled in the manner prescribed in the By-laws for the regular appointments to such office.

Section 4.07 Voting Stock in Other Corporations, and Interests in Partnerships, Limited Liability Companies and other Entities. Unless otherwise ordered by the Board, the person designated as the Chief Executive Officer, or in such officer’s absence, or with such officer’s consent, the next ranking officer of the Corporation, shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote: (i) at any meeting of shareholders of any corporation in which the Corporation may hold stock, (ii) at any meeting of partners of any partnerships (general or limited) in which the Corporation may hold a partnership interest, (iii) at any meeting of members of a limited liability company in which the Corporation may hold a capital interest, and (iv) at any meeting of any other entities in which the Corporation may hold an ownership interest and at any such meetings shall possess and may exercise, in person or by proxy, any and all rights, powers, and privileges incident to the ownership of such stock, partnership, capital, or other interest, or in lieu of a meeting to act or vote by written consent on behalf of the Corporation, without a meeting. The Board may, by resolution, from time to time, confer like powers upon any other person or persons.

Section 4.08 Compensation of Executive Officers. All salaries and compensation paid by the Corporation to executive officers shall be fixed from time to time by the Board of Directors at a regular meeting of the Board to be held as provided by the By-laws, and any payment of any kind or character to any executive officer of the Corporation or any contract made with such executive officer must be approved by a majority of the whole Board of Directors at a regular meeting of the Board, before such payment is made or contract executed.

ARTICLE V - OPERATING DIVISIONS OF THE CORPORATION

Section 5.01 Division Boards. The Board may appoint individuals who may, but need not be, Directors, officers, or employees of the Corporation to serve as members of a Division Board of Directors (the “Division Board”) of one or more Divisions of the Corporation and may fix fees or compensation for attendance at meetings of any such Division Board. The members of any such Division Board may adopt and from time to time may amend By-laws or other rules and regulations for the conduct of their affairs and shall keep minutes of their meetings. The term of office of any member of a Division Board shall be at the pleasure of the Board and shall expire as provided for in the By-laws of the Division. The function of any such Division Board shall be to manage and control the ordinary business and affairs of the Divisions and to advise the Board with respect to the business and affairs of their respective Division.

Section 5.02 Titles. The Division Board may, from time to time, confer on the employees of their Division or discontinue, the title of President, Executive Vice President, Senior Vice President, Vice President, and any other titles deemed appropriate. The designation of any such official titles for employees assigned to the Divisions of the Corporation shall not be permitted to conflict in any way with any executive or administrative authority established from time to time by the Corporation. Any employee so designated as an officer of a Division shall have authority, responsibilities, and duties with respect to such employee’s Division, corresponding to those normally vested in the comparable officer of the Corporation, subject to such limitations as may be imposed by the Board.

ARTICLE VI - CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

Section 6.01 Execution of Contracts. The Board, except as otherwise provided in the By-laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by the By-laws, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

Section 6.02 Checks, Drafts, etc. All checks, drafts, or other orders for payment of money, notes, or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such person shall give such bond, if any, as the Board may require.

Section 6.03 Deposit. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the Chairman of the Board, the President, or the Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign, and deliver checks, drafts, and other orders for the payment of money which are payable to the order of the Corporation.

Section 6.04 General and Special Bank Accounts. (a) The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies, or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of the By-laws, as it may deem expedient.

(b) In addition to such bank accounts as may be authorized in the usual manner by resolution of the Board, the Treasurer of the Corporation with the approval of the Chief Executive Officer or any other officer designated by the Chief Executive Officer may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as the Treasurer or such other designated officer may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the checks of the Corporation which may be signed jointly or singly by either the manual or facsimile signature or signatures of such officer or officers of the Corporation as shall be specified in the written instructions of the Treasurer of the Corporation with the approval of the Chief Executive Officer or such designated officer.

ARTICLE VII - SHARES AND THEIR TRANSFER

Section 7.01 Certificates for Stock. Every owner of stock of the Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by such shareholder. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board, or the President and by the Secretary. Any or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall thereafter have ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent, or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms, or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in the case of cancellation the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in 7.04 of the By-laws. Notwithstanding the above, the Board may provide by resolution or resolutions that some or all of any and all classes or series of stock of the Corporation may be uncertificated shares provided the shares represented by a certificate shall not become uncertificated shares until such time as the certificate for such shares is surrendered to the Corporation and shall have been canceled and provided further that any holder of uncertificated shares who makes written request to the Corporation shall be entitled to receive a certificate representing such holder’s shares of the stock in the Corporation.

Section 7.02 Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by the registered holder’s attorney thereunto authorized by power of attorney duly executed and filed with the stock transfer agent as provided in 7.03 of the By-laws, and except for uncertificated shares upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be stated expressly in the entry of transfer if, when the certificate or certificates shall be presented for transfer, both the transferor and the transferee request the Corporation to do so.

Section 7.03 Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with the By-laws, concerning the issue, transfer, and registration of certificates for shares and uncertificated shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more stock transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

Section 7.04 Lost, Stolen, Destroyed, and Mutilated Certificates. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another certificate may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Secretary may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Secretary, it is proper to do so.

ARTICLE VIII - INDEMNIFICATION

Section 8.01 Actions, Suits, or Proceedings Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise or as a member of any committee or similar body, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that the person’s conduct was unlawful.

Section 8.02 Actions, Suits, or Proceedings by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 8.03 Indemnity if Successful. Notwithstanding the other provisions of this Article, to the extent that a present or former Director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 8.01 and 8.02, or in defense of any claim, issue, or matter therein, the person shall be indemnified against expenses (including attorneys, fees) actually and reasonably incurred by such person in connection therewith.

Section 8.04 Determination of Right of Indemnification. Any indemnification under 8.01 or 8.02 of the By-laws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former Director, officer, employee, or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 8.01 and 8.02 of the By-laws. Such determination shall be made (i) by the Board by a majority vote of the Directors who were not parties to such action, suit, or proceeding, even though less than a quorum; (ii) by a committee of Directors designated by a majority vote of Directors, even though less than a quorum; (iii) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion; or (iv) by the shareholders.

Section 8.05 Advance of Expenses. Expenses (including attorney fees) incurred by an officer or Director in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorney fees) incurred by former Directors or officers or other employees and agents may be so paid under such terms and conditions, if any, as the Board may deem appropriate.

Section 8.06 Provisions of By-laws not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested Directors or otherwise, both as to such person’s official capacity and as to action in another capacity while holding such office.

Section 8.07 Insurance. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise or as a member of any committee or similar body against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the Corporation would have the power to indemnify the person against such liability under the provisions of this Article.

Section 8.08 Constituent Corporations. For the purposes of this Article, references to “the Corporation” include in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers, and employees, or agents, so that any person who is or was a Director, officer, employee, or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise or as a member of any committee or similar body shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its existence had continued.

Section 8.09 Certain Definitions. For purposes of this Article, references to “other enterprises” shall include, but are not limited to, employee benefit plans; references to “fines” shall include, but are not limited to, any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include, but are not limited to, any service as a Director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, such Director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

Section 8.10 Continuation of Rights Provided by this Article. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 8.11 Miscellaneous. In furtherance and not in limitation of the foregoing provisions of this Article VIII, the Corporation shall indemnify the persons referred to hereinabove to the fullest extent permitted by Oklahoma General Corporate Law, as the same may be amended from time to time.

ARTICLE IX - MISCELLANEOUS

Section 9.01 Seal. The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Oklahoma and the year of incorporation.

Section 9.02 Waiver of Notices. Whenever notice is required to be given by the By-laws or the Certificate of Incorporation, or by law, the person entitled to such notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

Section 9.03 Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December of each year commencing with 1999; provided, that in respect to the election of Directors at the next annual meeting after the commencement of the new fiscal year, a person who would have been eligible for election as a Director at the normal time for a meeting of shareholders for the prior fiscal year shall remain eligible notwithstanding the provision of Section 3.03 above.

Section 9.04 Inspection of Corporate Books and Records. The Board from time to time shall determine whether and to what extent and at what times and places, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the shareholders, and no shareholder shall have any right to inspect any account, book, or documents of the Corporation except as conferred by statute or as authorized by resolution of the Board.

Section 9.05 Certificate of Incorporation. As used herein, the term “Certificate of Incorporation” shall mean the Certificate of Incorporation of the Corporation, as the same may be amended or restated from time to time.

Section 9.06 Amendments. The By-laws, or any of them, may be rescinded, altered, amended, or repealed, and new By-laws may be made, (i) by the Board, by vote of a majority of the number of Directors then in office as Directors, acting at any meeting of the Board, or (ii) by the vote of the holders of not less than 80% of the total voting power of all outstanding shares of voting stock of the Corporation, entitled to vote generally on the election of directors, at any annual meeting of shareholders, without previous notice, or at any special meeting of shareholders, provided that notice of such proposed amendment, modification, repeal, or adoption is given in the notice of special meeting. Any By-laws made or altered by the shareholders may be altered or repealed by the Board or may be altered or repealed by the shareholders.

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